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                                                                   Exhibit 10.30

                    REAL ESTATE PURCHASE AND SALE AGREEMENT

     PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation or assigns, (the "Seller"), agrees to sell and THE PORT OF CHELAN COUNTY, a Washington municipal corporation, (the "Purchaser") (collectively the "Parties" and individually a "Party") agrees to purchase the following described real estate located in the County of Chelan, state of Washington, legally described as follows (the "Property"):

     See attached Exhibit "A" incorporated herein by this reference.

                                   Recitals

A. Seller previously purchased the Property from Purchaser at a time when other options for Seller's expected expansion of its related businesses at Olds Station were limited. Since the date Seller acquired the Property other property at Olds Station previously occupied by Jansport became available. In what was believed to be the best interests of both Purchaser and Seller, Seller expanded a portion of its operation onto and into property and buildings previously occupied by Jansport, Inc.

B. In addition, the Purchaser was able to fulfill further needs for expansion of Seller's business operations in a fairly short period of time by completing the unfinished interior of approximately one-half (1/2) of Purchaser's building known as IB #9, which was not available to the Seller at the time Seller acquired the Property.

C. As a consequence of the Seller's expansion into IB #9 and the property previously leased to Jansport, the Seller's needs for expansion, at least in the short term, have been largely fulfilled and the Property is excess to Seller's needs at this time, except for use of the area at the northerly end of the Property improved for parking.

D. Seller recognizes the expressed interest of the Purchaser in maintaining control of property within its Olds Station campus area, as evidenced by the Purchaser's recent acquisition of other property from sellers owning property abutting the Purchaser's land. Seller has agreed to sell the Property to the Purchaser for the amount paid by the Seller to the Purchaser for that land plus the costs expended by Seller for the parking lot improvements on the Property.

E. The Purchaser has conferred with its appraiser and agrees that the price at which the Seller has agreed to sell the Property is a fair price and has agreed to purchase that Property on the condition that the Seller will lease back from Purchaser the improved parking lot portion of the Property for a term equal to the term of the lease of the building on the abutting property which produces the primary users of the parking area.

                                   Agreement

1.   Recitals. The foregoing recitals are incorporated herein by this reference.

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2.  Purchase Price.  The total purchase price for the Property is Nine Hundred
Thirty-one Thousand Eight Hundred Fifty Dollars ($931,850) which shall be paid in full at closing.

3. Title. Title to the Property shall be marketable at closing. Rights reserved in federal patents or state deeds, building or use restrictions general to the district, existing easements not inconsistent with Purchaser's intended use, the existing Protective Covenants of Purchaser, and building or zoning regulations or provisions shall not cause the Property to be unmarketable. Encumbrances to be discharged by Seller shall be paid by Seller on or before closing.

4. Title Insurance. Seller shall furnish to Purchaser an ALTA standard form owners policy of title insurance in the amount of the purchase price. As soon as practical after acceptance of this Agreement, Seller shall furnish Purchaser a preliminary commitment therefor issued by Land Title Insurance Company, and Seller authorizes closing agent to apply as soon as practical for such title insurance. The Seller shall assume any cancellation fee for such commitment or policy. Purchaser shall have seven (7) days from the receipt of the preliminary commitment to determine if Purchaser accepts the title to the Property as marketable. If Purchaser objects to any matter of record or on the Property or any matter otherwise reflected in the preliminary commitment, as making the property unmarketable, by giving written notice of such objection to Seller within the seven (7) days, Seller shall have thirty (30) days thereafter to remove the matter to which the objection is made. If title cannot be made marketable by the removal of the matter objected to prior to the expiration of the thirty (30) days, Purchaser may elect either to waive the matter to which the objection was made, accepting title, as marketable notwithstanding the matter remains of record or continues to be reflected in the title policy, or to terminate this Agreement.

5. Deed. Upon Purchasers paying the purchase price in full as provided in this Agreement, Seller shall deliver to Purchaser a statutory warranty deed, conveying the Property free and clear of all liens and encumbrances, but subject to matters apparent on the Property or of record.

6. Closing Costs and Prorations. Seller shall pay the real estate excise tax, if any, and title insurance premium. Taxes for the current year, rents, insurance, interest, mortgage reserves, water and other utilities constituting liens shall be prorated as of the date of closing. Purchaser shall pay the recording fees for the Statutory Warranty Deed. Closing costs and document preparation costs shall be divided equally. Other costs associated with this transaction shall be allocated as is the common practice in Chelan and Douglas Counties.

7. Seller's Representations. In addition to any other express agreement of Seller contained herein, the matters set forth below in this Paragraph constitute representations and warranties by Seller which shall be true and correct on the date of this Agreement and as of the close of escrow and shall survive closing. In the event that during the period between the execution of this Agreement and the close of escrow Seller learns or has reason to believe that any of the following representations and warranties may cease to be true, Seller shall give written notice thereof to Purchaser which notice shall constitute a withdrawal or cancellation of the representations or warranty, to the extent set out in the notice. Purchaser may terminate this Agreement by giving written notice of such termination to Seller within seven (7) days from receipt by Purchaser of the withdrawal or cancellation of the representation or warranty.

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     7.1  Seller is not aware of any deficiencies or defects in the Property, which are not apparent of record or by reasonable inspection;

     7.2 To the best of Seller's knowledge, there are no actions, suits, claims, legal proceedings, or any other investigations or other proceedings affecting the Property, or any portion thereof, at law or in equity before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Seller is not in default with respect to any order, judgment, injunction or decree of any court, federal, state or municipal, or other governmental department, commission, board, agency or instrumentality, domestic or foreign that would affect the Property;

     7.3 Seller has not received notice from any governmental agency pertaining to the violation of any law or regulation affecting the Property and Seller has no knowledge of any facts that might be a basis for any such notice;

     7.4 To the best of Seller's knowledge, information and belief, it has complied in all material respects with all laws, regulations and orders applicable to the Property and the buildings (if any) upon the Property meet applicable codes; and

     7.5 Seller has not caused or knowingly allowed the generation, treatment, storage, or disposal of hazardous or toxic substances on the Property, and to the best of the Seller's knowledge, no hazardous or toxic substance has been released onto, at or near the Property, except to the extent the property has been used as a commercial orchard in the past.

8. Inspection. Purchaser shall have up to twenty (20) days from the date of this Agreement to inspect the condition of the Property. If Purchaser determines the condition of the Property is not acceptable to Purchaser, Purchaser shall give written notice of that determination to Seller within the twenty (20) days, stating the reason why Purchaser has determined the condition of the Property is unacceptable to Purchaser. If Seller removes the unacceptable condition prior to closing, the Parties shall proceed to close as provided in the Agreement. If Seller does not remove the unacceptable condition prior to the date set for closing, this Agreement shall terminate unless Purchaser otherwise agrees in writing, and neither Party shall have any further rights or obligations to the other as a result of this Agreement.

9. Closing. The closing of this sale shall occur within thirty (30) days after execution of this Agreement, provided that closing shall be extended by seven
(7) days, if Purchaser objects to title claiming it to be unmarketable, as provided in Paragraph 4. The sale shall be closed in the office of the closing agent, Land Title Company, Chelan-Douglas County, Inc. or such other closing agent as the Parties may agree. Purchaser and Seller shall deposit with the closing agent, all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. Escrow fees shall be divided equally between the Seller and Purchaser.

10. Closing Agent. For purposes of this Agreement, "closing agent" shall be defined as the person authorized to perform escrow services pursuant to the provisions of Chapter 18.44 RCW who is designated by the Parties hereto to perform such services.

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11.  Date of Closing. For purposes of this Agreement, "date of closing" shall be construed as the date upon which all appropriate documents are recorded and proceeds of this sale are available for disbursement to Seller.

12. Possession. Seller shall deliver possession of the Property to Purchaser on the date of closing.

13. Default. If the Seller or Purchaser defaults, the non-defaulting Party may seek specific performance of this Agreement, damages or rescission.

14. Lease of Parking Area. At closing, and as a condition to Purchaser closing this transaction, Seller shall execute a Lease between Purchaser and Seller effective as of the date of closing, in a form approved by the Parties, leasing
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the parking lot at the northerly end of the Property from Purchaser.

15. Sewage Capacity. Seller shall transfer with the Property all sewage capacity previously transferred by Purchaser to Seller, related to this Property, being capacity of up to fifteen thousand (15,000) gallons per day. At Purchaser's election, a memorandum of agreement reflecting the provisions of this paragraph may be placed of record.

16. Purchaser Represented by Attorney. Seller and Purchaser acknowledge and understand that Ogden Murphy Wallace, P.L.L.C. is acting on behalf of Purchaser as the drafter of this Agreement and the documents implementing this Agreement, and is not providing independent legal advice to Seller. The Parties have agreed to share equally in the costs and fees of Ogden Murphy Wallace, P.L.L.C., only in preparation of the documents for this transaction. Seller acknowledges that it has been advised and has had the opportunity to seek independent counsel for review of documents.

17. Computation of Time. Unless otherwise expressly specified herein, any period of time specified in this Agreement shall expire at 9:00 p.m. of the last calendar day of the specified period of time, unless the last day is Saturday, Sunday, or a legal holiday, as prescribed in RCW 1.16.050, in which event the specified time shall expire at 9:00 p.m. of the next business day. Any specified period of five (5) days or less shall include business days only.

18. Indemnification. Except as otherwise provided herein, Seller shall indemnify and hold Purchaser harmless from and against any and all claims, assessments, liens, damages, losses and costs not otherwise provided for in this Agreement, including attorneys' fees, expenses, or claims of any kind or nature whatsoever arising from or related to Seller's ownership of the Property prior to the date of closing, including Purchaser's attorneys' fees incurred in enforcing this indemnity and hold harmless provision.

     Except as otherwise provided herein, Purchaser shall indemnify and hold Seller harmless from and against any and all claims, assessments, liens, damages, losses and costs not otherwise provided for in this Agreement, including attorneys' fees, expenses, or claims of any kind or nature whatsoever arising from or related to Purchaser's ownership of the Property subsequent to the date of closing, including Seller's attorneys' fees incurred in enforcing this indemnity and hold harmless provision.

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19.  Notices. Any notice required or authorized to be given under the terms of this Agreement shall be given to the Seller or Purchaser at the address indicated below the signature of the Seller or Purchaser. Delivery shall be deemed to have occurred upon delivery to the Seller or the Purchaser in person or by mailing the notice to the Seller or Purchaser at the addresses indicated by the United States mail, certified postage prepaid.

20. Attorneys Fees and Costs. In the event it is necessary for any of the Parties to this Agreement to utilize the services of any attorney to enforce any of the terms of this Agreement, such enforcing Party shall be entitled to, in addition to other relief, compensation for its reasonable attorneys' fees and costs. In the event of litigation regarding any of the terms of this Agreement, the substantially prevailing Party shall be entitled, in addition to other relief, to its reasonable attorneys' fees and costs.

21.  Essence of Time. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

22. Entire Agreement. This Agreement contains the entire Agreement of the Parties hereto, and except for any Agreements or warranties otherwise stated in writing to survive the execution and delivery of this Agreement, supersedes all other previous understandings and agreements, written and oral, with respect to this transaction.

23. Savings Clause. Nothing in this Agreement shall be construed as to require any act contrary to law, and wherever there is any conflict between the provisions of this Agreement and any statute, law, public regulation or ordinance, the latter shall prevail, but in such event, the provisions of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.


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24.  Survival. All representations and warranties made under this Agreement, and all duties and obligations of the Parties hereunder, to be performed after the closing, shall survive the closing and remain in effect until fulfilled and shall not merge with the recordation of any deeds.

     DATED this  29/th/ day of  December, 2000.
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SELLER:
                                      Seller's Address:

PACIFIC AEROSPACE & ELECTRONICS, INC.
                                      430 Olds Station Road, Third Floor
                                      Wenatchee, WA 98801


By:    /s/ Nick Gerde
    -----------------------------------
Name:   Nick Gerde
     ----------------------------------
Its:    VP Finance & CFO
     ----------------------------------




      DATED this  29/th/ day of  December, 2000.
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PURCHASER:                            Purchaser's Address:

PORT OF CHELAN COUNTY
                                      P.O. Box 849
                                      Wenatchee, WA  98807-0849


By:    /s/ Mark Urdahl
   -----------------------------------
Name:   Mark Urdahl
      --------------------------------
Its:    Executive Director
     ---------------------------------

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The following Exhibit is omitted from the Real Estate Purchase and Sale
Agreement dated December 29, 2000, between Pacific Aerospace & Electronics, Inc. and The Port of Chelan County, filed as Exhibit 10.30 to the foregoing quarterly report on Form 10-Q, pursuant to Regulation S-K, item 601(b)(2). The Company agrees to furnish supplementally a copy of the omitted exhibit to the Securities and Exchange Commission upon request.

Exhibit
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Exhibit A - Property Description